                                                       AUTOMATIC AND FACULTATIVE
                                              YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                                      EFFECTIVE January 18, 2005

                                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                              (hereinafter referred to as "THE COMPANY")

                                                             213 Washington Street
                                                     Newark, New Jersey 07102-2992

                                                                  And

                                                       SCOTTISH RE (U.S.), INC.
                                             (hereinafter referred to as "THE REINSURER")

                                                   13840 Ballantyne Corporate Place
                                                    Charlotte, North Carolina 28277

ATTACHMENTS:

SCHEDULE A - REINSURANCE COVERAGE

SCHEDULE B - AUTOMATIC AND FACULTATIVE REINSURANCE PREMIUMS

SCHEDULE C - REPORTING INFORMATION - INFORMATION ON RISKS REINSURED

SCHEDULE D - MONTHLY BILLING AND ACCOUNTING SUMMARY

SCHEDULE E - FACULTATIVE REINSURANCE APPLICATION

SCHEDULE F - FACULTATIVE REINSURANCE NOTIFICATION

SCHEDULE G - CARRIER FACT SHEET

                                            AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                                                         REINSURANCE AGREEMENT

1.       PARTIES TO THE AGREEMENT

         This Agreement is solely between THE REINSURER and THE COMPANY,  a life insurance  company  domiciled in New Jersey.  There is no third  party  beneficiary  to this  Agreement.  Reinsurance  under  this  Agreement  will  not  create  any  right or legal relationship  between THE  REINSURER and any other person,  for example,  any insured,  policyowner,  agent,  beneficiary,  or assignee.  THE COMPANY agrees that it will not make THE REINSURER a party to any  litigation  between any such third party and
         THE  COMPANY.  THE  COMPANY  will not use or  disclose  THE  REINSURER's  name with  regard  to THE  COMPANY's  agreements  or transactions  with these third  parties  unless THE REINSURER  gives prior  written  approval for the use or disclosure of its name or unless THE COMPANY is compelled by law to do so.

         The terms of this Agreement are binding upon the parties,  their  representatives,  successors,  and assigns.  The obligations of the parties to this  Agreement  shall  terminate  upon the earlier of the  following:  (1) the date of  termination of this
         Agreement;  (2) with respect to a reinsured  policy,  the date the reinsured  policy  lapses,  terminates,  or is no longer in force;  or (3) the date of  recapture  pursuant  to Section 20  hereof.  This  Agreement  shall not be  bifurcated,  partially assigned, or partially assumed without the consent of the parties.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will incept on the date hereof, to be effective as of 12:01 A.M., January 18, 2005, and will cover policies effective on and after that date.

3.       SCOPE OF THE AGREEMENT

         The text of this Agreement and all Exhibits,  Schedules and Amendments are considered to be the entire  agreement  between the parties.  There are no other  understandings or agreements  between the parties regarding the policies reinsured other than as expressed in this  Agreement.  The parties may make changes or additions to this  Agreement,  but they will not be  considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

4.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day prior written  notice.  THE REINSURER  will  continue to accept new  reinsurance  during the
         90-day period.

         Existing  reinsurance  will not be affected by the  termination of this Agreement  with respect to new  reinsurance.  Existing reinsurance  will remain in force until the  termination  or expiry of the  underlying  policies on which the  reinsurance  is based and THE REINSURER  fulfills all of its  obligations  under this  Agreement,  provided that THE COMPANY  continues to pay reinsurance  premiums as described in Section 12.  However,  existing  reinsurance  may be terminated  in accordance  with the recapture provision described in Section 20.

5.       BASIS OF REINSURANCE

         Reinsurance under this Agreement will be on the Yearly Renewable Term basis on  the portion of each policy that is reinsured as described in Schedule A.

6.       AUTOMATIC REINSURANCE TERMS

         THE REINSURER agrees to automatically  accept  contractual risks on the life insurance  policies shown in Schedule A, provided that the issuance of insurance by THE COMPANY  constitutes  the transaction of business in a jurisdiction in which THE COMPANY is properly licensed, subject to the following requirements:

         a.   CONVENTIONAL  UNDERWRITING.  Automatic  reinsurance  applies only to insurance  applications  underwritten by THE COMPANY according to THE  COMPANY's  conventional  underwriting  and issue  practices,  as provided to THE  REINSURER.  For fully underwritten  policies,  the  underwriting  requirements  will be based on the ultimate face amount.  Upon  request,  THE
              COMPANY shall provide THE REINSURER with a complete copy of THE COMPANY's  current  underwriting  and issue practices and guidelines.  THE  COMPANY's  conventional  underwriting  and  issue  practices  will be  updated  from time to time or as required by  regulation.  THE COMPANY  will inform THE  REINSURER  in writing of any  proposed  changes to THE  COMPANY's conventional underwriting and issue practices.

         b.   RESIDENCE  AND TRAVEL.  Each insured must either be a resident of the United  States or Canada at the time of issue or be a  resident  of  another  country  that meets THE  COMPANY's  special  underwriting  requirements  pertaining  to foreign residence.  However,  automatic  reinsurance  will not be available if the  conditions  stated in either  Foreign  Travel
              Exclusions or Foreign Residence Exclusions in Schedule A apply.

         c.   OCCUPATION.  To be eligible for automatic reinsurance,  the insured must not be employed in an occupation as shown in the
              Occupation Exclusion List in Schedule A.

         d.   AUTOMATIC  ACCEPTANCE  LIMIT. The initial and ultimate face amounts shall not exceed the Automatic  Acceptance  Limits as shown in Schedule A.

         e.   JUMBO LIMIT. For fully underwritten policies to be reinsured under automatic  reinsurance,  the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

         f.   STACKING  LIMIT.  For simplified and guaranteed  issue policies to be reinsured under  automatic  reinsurance,  the total amount of insurance,  for simplified and guaranteed issue policies,  in force and applied for, in all companies shall not exceed the Stacking Limit as shown in Schedule A.

         g.   PROJECTED NET AMOUNT AT RISK LIMITS.  The net amount at risk projected at issue cannot exceed the limits shown in
              Schedule A.

         h.   LOCATION LIMIT.  The total initial face amount subject to reinsurance with the pool at a single location cannot exceed the Location Limit as shown in Schedule A.

         i.   MINIMUM CESSION.  The minimum amount of reinsurance per cession that THE REINSURER will accept is shown in Schedule A.

         j.   MINIMUM NUMBER OF LIVES.  The number of lives to be reinsured under automatic reinsurance for Simplified and Guaranteed issue policies, must be no fewer than the minimum number of lives as shown in Schedule A.

         k.   MAXIMUM ISSUE AGES.  The issue age for Simplified and Guaranteed issue policies, must be no greater than the maximum issue ages as shown in Schedule A.

         l.   FOREIGN RESIDENTS.  For simplified or guaranteed issue policies,  face amounts for Non-US/Canadian  work addresses cannot exceed the maximum limit for each case as shown in Schedule A.

         m.   FACULTATIVE  QUOTES.  The risk  shall  not have been  submitted  on a  facultative  basis to THE  REINSURER  or any other reinsurer.

7.           PORTIONS REINSURED AND RETAINED UNDER AUTOMATIC REINSURANCE

a.       AUTOMATIC  PORTION  REINSURED.  For any policy  reinsured  under  automatic  reinsurance,  the portion  reinsured  is shown in
              Schedule A.

b.       AUTOMATIC  PORTION  RETAINED.  For any policy  reinsured  under  automatic  reinsurance,  THE  COMPANY  will  retain,  and not otherwise reinsure, an amount of insurance as shown in Schedule A.

8.       AUTOMATIC REINSURANCE NOTICE PROCEDURE

         After the policy has been paid for and  delivered,  THE COMPANY will submit to THE  REINSURER all relevant  individual  policy information, as defined in Schedule C.

9.       FACULTATIVE REINSURANCE

         For Simplified  Issue and Guaranteed  Issue cases only, THE COMPANY may apply for facultative  reinsurance  with THE REINSURER on a risk if the  automatic  reinsurance  terms  are not met or if the  terms  are met and THE  COMPANY  prefers  to apply for facultative reinsurance.

         a.   Lead Reinsurer

              For Simplified  Issue and  Guaranteed  Issue cases where the terms for automatic  reinsurance  are not met, but where the case falls within the lead reinsurer limits  described  below,  THE COMPANY may submit these cases to THE REINSURER.  THE
              REINSURER  will be the lead  reinsurer for the pool with respect to  underwriting.  THE REINSURER  will promptly  examine the case and notify THE COMPANY of the terms and conditions of a facultative  offer by the pool or that an offer will not be made by the pool. For cases that fall outside the lead reinsurer  limits  described  below, THE REINSURER also has the option of making a facultative offer that represents THE REINSURER, but not the pool.

              Lead reinsurer limits are the same as the automatic reinsurance limits except in the following respects:

                  Simplified Issue:

                      Maximum Initial Face Amount per Life:
                      $50,000 times the total number of lives up to $5,000,000

                     Guaranteed Issue:

                   Minimum Number of Lives:  20
                   Maximum Initial Face Amount per Life:
                           $50,000 times the total number of lives up to $5,000,000

              All other lead reinsurer limits are the same as the automatic reinsurance requirements described in Section 6.

         b.   Facultative Quote

              For  Simplified  Issue and  Guaranteed  Issue cases where a  facultative  offer is not made by the pool,  THE COMPANY may request a facultative offer from THE REINSURER.  THE COMPANY may apply for a facultative  reinsurance quote by submitting the following:

a.       A form substantially similar to the "Application for Reinsurance" form shown in Schedule E.

              b.  Copies of the original  insurance  application,  medical examiner's  reports,  financial  information,  and all other papers and information obtained by THE COMPANY  regarding the insurability of the risk.

         After receipt of THE COMPANY's  application,  THE REINSURER  will promptly  examine the material and notify THE COMPANY either of the  terms and  conditions  of THE  REINSURER's  offer  for  facultative  reinsurance  or that no offer  will be made.  THE
         REINSURER's  offer expires 120 days after the offer is made unless the written offer  specifically  states  otherwise.  If THE
         COMPANY  accepts THE  REINSURER's  offer,  then THE COMPANY will make a dated notation of its  acceptance in its  underwriting file and mail as soon as possible a formal  reinsurance  cession to THE REINSURER  using a form  substantially  similar to the
         Notification  of  Reinsurance  form shown in  Schedule  F. If THE  COMPANY  does not accept THE  REINSURER's  offer,  then THE
         COMPANY will notify THE REINSURER in writing as soon as possible.

10.      COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement of THE REINSURER's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a.       AUTOMATIC  REINSURANCE.  THE REINSURER's  reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with THE COMPANY's contractual liability for the policy reinsured.

              In  addition,  THE  REINSURER  will be liable for  benefits  paid under THE  COMPANY's  conditional  receipt or temporary insurance  agreement if all of the  conditions for automatic  reinsurance  coverage under Section 6 of this Agreement are met. THE REINSURER's  liability under THE COMPANY's  conditional  receipt or temporary  insurance agreement is limited to the lesser of (1) THE REINSURER's  reinsured portion of the face amount of the policy and (2) THE REINSURER's quota share percentage multiplied by $1,000,000.

b.       FACULTATIVE  REINSURANCE.  THE  REINSURER's  reinsurance  coverage  for any  policy  that is ceded  facultatively  under  this
              Agreement shall begin when (1) THE COMPANY accepts THE REINSURER's  offer by making a dated notation of its acceptance in its  underwriting  file and (2) the  policy  has been  issued.  After  the  policy is  issued,  THE  COMPANY  will mail a
              "Notification of Reinsurance" form to THE REINSURER.

              In addition,  conditional receipt for any facultative  policies ceded under this Agreement shall only apply if the policy is pre-paid,  THE REINSURER has made a binding offer and THE COMPANY has accepted the offer.  THE  REINSURER's  liability under THE  COMPANY's  conditional  receipt  or  temporary  insurance  agreement  will be  limited to the lesser of 1) THE
              REINSURER's  reinsured  portion of the face amount of the policy and 2) the portion of $1,000,000  that is derived as the amount of  capacity  reserved  by THE  COMPANY  from THE  REINSURER  divided by the sum of the total  amount of  capacity reserved by THE COMPANY from all reinsurers and the amount to be retained by THE COMPANY.

c.       PRE-ISSUE  COVERAGE.  The pre-issue coverage for benefits paid under THE COMPANY's  conditional receipt or temporary insurance agreement  will be effective  once all initial  medical  exams and tests have been  completed.  The  pre-issue  liability applies  only  once on any  given  life at one time no  matter  how many  conditional  receipts  or  temporary  insurance agreements  are in effect.  After a policy has been issued,  no  reinsurance  benefits are payable  under this  pre-issue coverage provision.

11.      REINSURANCE PREMIUM RATES

         a.   LIFE REINSURANCE.  The reinsurance  premiums per $1000 are shown in Schedule B. Reinsurance premiums for renewals will be calculated  using (1) the issue age of the insured under the policy,  (2) the duration  since  issuance of the policy and
              (3) the current underwriting classification.

b.       RATES NOT GUARANTEED.  Although THE REINSURER  anticipates that the premium rates in Schedule B will apply  indefinitely,  THE
              REINSURER  reserves  the right to change the rates at any time.  THE  REINSURER  guarantees  only that the premium  rates applicable to business  received under this  Agreement  will not exceed the YRT net premiums at the applicable  statutory minimum  valuation select and ultimate  mortality table and statutory  maximum interest rate for the reinsured  business.
              If THE  REINSURER  changes the rates,  it will give THE COMPANY a 90-day prior written  notice of the change.  Any change applies only to reinsurance premiums due after the expiration of the notice period.

              If THE REINSURER  changes  rates when THE COMPANY has not changed its charges to the customer,  THE COMPANY may recapture the  reinsurance  under  Section 20 of this  Agreement by giving THE  REINSURER  30-day  written  notice of its intent to recapture the reinsurance.  The effective date of recapture will be on the first policy  anniversary  following notice of the  reinsurance  rate increase.  THE REINSURER  will calculate a terminal  amount that will include a refund of unearned gross premiums and unpaid  claims.  ("Unpaid  claims" refers to all claims with a date of death prior to recapture).  THE
              REINSURER will not pay any amount representing  reserve held on the business.  If THE COMPANY does not provide the 30-day written  notice of its  desire to  recapture  following  the notice  received  from THE  REINSURER,  this  absence  shall constitute acceptance of the rate change effective with each policy next anniversary.

              If THE COMPANY  changes its charges to the  customer,  THE  REINSURER  has the right to change its rates.  However if THE
              REINSURER's change in rates is not proportionate to THE COMPANY's change,  then THE COMPANY may recapture the reinsurance under Section 20 of this Agreement.

12.      PAYMENT OF REINSURANCE PREMIUMS

         a.   PREMIUM  DUE. For each policy  reinsured  under this  Agreement,  reinsurance  premiums are payable  annually in advance.
              These premiums are due on the issue date and each subsequent policy  anniversary.  Within 30 days after the close of each reporting  period,  THE COMPANY  will send to THE  REINSURER a statement of account for that period along with payment of the full balance due. On any payment date,  monies  payable  between THE  REINSURER and THE COMPANY under this  Agreement may be netted to determine  the payment  due.  This offset will apply  regardless  of the  insolvency  of either party as described  in Section 23, to the extent  permitted by law. If the  statement of account  shows a balance due THE COMPANY,
              THE  REINSURER  will  remit  that  amount to THE  COMPANY  within 30 days of receipt of the  statement  of  account.  All financial  transactions under this Agreement will be in United States dollars.  If the reinsurance premium amounts cannot be determined on an exact basis by the dates  described  below,  such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual  payments.  Adjustments will then be made to reflect actual amounts when such information is available.

         b.   DELAYED  PAYMENT.  If reinsurance  premiums are 90 days past due, THE REINSURER may charge  interest on the amount due at an interest rate not to exceed the London Interbank Offer Rate, U.S. Denomination-Fixed Three-month,  (LIBOR), as of when the payment was due.

         c.   FAILURE TO PAY PREMIUMS.  The Payment of reinsurance  premiums is a condition precedent to the liability of THE REINSURER for reinsurance covered under this Agreement.  If reinsurance premiums are 90 days past due, for reasons other than those due to error or omission as defined  below in Section 22, the premiums  will be  considered  in default and THE REINSURER may terminate the  reinsurance by providing a 30-day prior written notice,  provided  payment is not received within that
              30-day  period.  THE  REINSURER  will have no further  liability as of the  termination  date for benefits  applicable to periods  for which  premium  is not paid.  THE  COMPANY  will be liable  for the  prorated  reinsurance  premiums  to the termination  date. THE COMPANY agrees that it will not force  termination  under the provisions of this paragraph  solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

              At the end of this 30-day period,  THE REINSURER's  liability will  automatically  terminate for all reinsurance on which balances  remain due and unpaid,  including  reinsurance  on which  balances  became due and unpaid  during and after the
              30-day notice period.

              Subject to Section 21, THE COMPANY may  reinstate  reinsurance  terminated  for  non-payment  of balances due at any time within 60 days  following the date of  termination.  However,  THE REINSURER  will have no liability for claims  incurred between the termination date and the reinstatement date.

         d.   PREMIUM  ADJUSTMENT.  If THE COMPANY  overpays a  reinsurance  premium and THE  REINSURER  accepts the  overpayment,  THE
              REINSURER's  acceptance  will not  constitute or create a reinsurance  liability or increase in any existing  reinsurance liability.  Instead,  THE  REINSURER  will be liable to THE COMPANY for a credit in the amount of the  overpayment.  If a reinsured  policy  terminates,  THE  REINSURER  will  refund the excess  reinsurance  premium.  This  refund will be on a prorated basis without  interest from the date of  termination  of the policy to the date to which a reinsurance  premium has been paid.

13.      PREMIUM TAX REIMBURSEMENT

         See Schedule B.

14.      DAC TAX AGREEMENT

         THE COMPANY and THE  REINSURER,  herein  collectively  called the "Parties",  or singularly the "Party",  hereby enter into an election under Treasury  Regulations  Section 1.848-2(g) (8) as promulgated under the Internal Revenue Code, as found in Title
         26 of the United  States  Code,  hereinafter  referred  to as the  Regulations  and the IRC.  Both  parties  agree to make the election  contemplated by this Section 14 by timely  attaching to their U.S. tax returns the schedule  contemplated by Section
         1.848-2(g)(8)(ii) of the Regulations.  Furthermore, the parties agree to the following:

a.       For each taxable year under this  Agreement,  the party with the net positive  consideration,  as defined in the  Regulations, will  capitalize  specified  policy  acquisition  expenses with respect to this  Agreement  without regard to the general deductions limitation of Section 848 (c) (1);

b.       THE COMPANY and THE REINSURER  agree to exchange  information  pertaining to the net  consideration  under this Agreement each year to insure consistency or as otherwise required by the U.S. Internal Revenue Service;

c.       THE COMPANY will submit to THE  REINSURER by May 1 of each year its  calculation  of the net  consideration  for the preceding calendar year.

d.       THE REINSURER may contest such  calculation by providing an  alternative  calculation to THE COMPANY in writing within 30 days of THE REINSURER's receipt of THE COMPANY's  calculation.  If THE REINSURER does not so notify THE COMPANY, THE REINSURER will report the net  consideration  as determined by THE COMPANY in THE REINSURER's tax return for the previous  calendar year;

e.       If THE REINSURER contests THE COMPANY's  calculation of the net consideration,  the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date THE REINSURER submits its alternative  calculation.  If THE
              COMPANY and THE REINSURER do not reach agreement on the net amount of consideration  within such 30-day period,  then the net amount of  consideration  for such year shall be determined by an independent  accounting firm acceptable to both THE
              COMPANY and THE REINSURER within 20 days after the expiration of such 30-day period.

f.       THE COMPANY and THE  REINSURER  agree that this  election  shall first be effective for the 2005 calendar tax year and will be effective for all subsequent taxable years for which this Agreement remains in effect.

         THE  REINSURER  and THE COMPANY  represent  and warrant that they are subject to U.S.  taxation  under either  Subchapter L of
         Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the IRC of 1986, as amended.

15.      REPORTS

         The  reporting  period is shown in Schedule A. For each  reporting  period,  THE COMPANY will submit  reports to THE REINSURER with information that is substantially similar to the information displayed in Schedule C.

         In addition,  the reports will include a billing and accounting  summary and a policy exhibit  summary  similar to the reports shown in Schedule D.

         Within 15 business days after the end of each calendar year, THE COMPANY will submit a reserve  summary  similar to that shown in  Schedule  D. THE  COMPANY  will also submit  this  reserve  summary  within 10  business  days after the end of each other calendar quarter.

         Special COLI Reporting

         A report for all policies will be provided that includes an underwriting  indicator (i.e., "RI" for Fully  Underwritten,  "SI"
         for  Simplified  Issued and "GI" for  Guaranteed  Issue) and the  corporation  name. In addition,  working  addresses  will be provided  for  policies  that are part of cases where the initial  face amount  subject to  reinsurance  with the pool exceeds
         $100,000,000.  THE REINSURER's share of the initial case face amount must not exceed  $46,663,750.

16.      RESERVES FOR REINSURANCE

         See Schedule A.

17.       CLAIMS

         a.   NOTIFICATION OF CLAIMS.  THE COMPANY will provide THE REINSURER with  notification of claims reported.  In addition,  THE
              COMPANY will identify each claim incurred  within the first two policy years  (individually,  a  "Contestable  Claim" and collectively  "Contestable  Claims").  For all  Contestable  Claims,  THE COMPANY will provide THE REINSURER all relevant information including, but not limited to, claim proofs.

              After THE COMPANY has  received  all proper  claim  proofs and paid the claim,  THE COMPANY  will send THE  REINSURER  an itemized  statement of amounts due THE COMPANY under this Agreement along with all relevant  information  with respect to the claims, including the claim proofs not already provided.  However, claim proofs will not be required by THE REINSURER on  non-contestable  claims if THE  REINSURER's  net amount at risk is less than or equal to $100,000 and THE COMPANY has paid the claim in full.  In such cases where THE  REINSURER's  net amount at risk is less than or equal to $100,000,  THE
              COMPANY will provide THE REINSURER with the cause of death.

         b.   AMOUNT AND PAYMENT OF BENEFITS.  As soon as THE REINSURER  receives the proper claim notice and any required proof of the claim,  reinsurance  benefits  are due and payable to THE COMPANY.  Payment of the benefits  will be made in a single sum regardless of THE COMPANY's settlement options. THE COMPANY's  contractual  liability for claims under reinsured policies is binding on THE  REINSURER.  The maximum  benefit  payable to THE  COMPANY  under each  reinsured  policy is the amount specifically  reinsured  with THE  REINSURER.  In the event that THE REINSURER has not paid  reinsurance  benefits to THE
              COMPANY within sixty days of the due date,  THE COMPANY may charge  interest on the amount due at an interest rate not to exceed the London Interbank Offer Rate, U.S.  Denomination-Fixed  Three-month,  (LIBOR),  as of when the payment was due.
              In the event that  reinsurance  benefits are sixty days past due, THE COMPANY may recapture the  reinsurance as described in Section 20.

         c.   CLAIM  SETTLEMENTS.  THE REINSURER  agrees that THE COMPANY will use its standard  claim  practices and guidelines in the adjudication of all claims on policies  reinsured under this  Agreement.  THE REINSURER has the right to inspect,  at the
              COMPANY's offices, the COMPANY's written claims practices and guidelines.

              For  Contestable  Claims where THE  REINSURER's  net amount at risk is greater than $53,333,  THE REINSURER will have the right to advise THE  COMPANY as to whether  the claim  should be paid or denied.  In order for THE COMPANY to comply with the  requirements  of the  Securities  and Exchange  Commission,  THE  REINSURER  will have 2 business days to review the information  and offer its  advice to THE  COMPANY.  Any  advice  offered  by THE  REINSURER  will not be  binding on THE
              COMPANY.

              THE COMPANY will advise THE  REINSURER of any  intention to contest a claim  involving a policy  reinsured  hereunder and provide THE REINSURER with copies of all relevant  documents.  THE REINSURER may choose not to participate in the contest of a Contestable  Claim.  THE REINSURER will have 10 business days to communicate  its decision to THE COMPANY.  If there is a  disagreement  between THE COMPANY and THE  REINSURER  as to whether THE COMPANY  should pay or deny the claim,  THE
              COMPANY  will make a  reasonable  effort to secure  mutual  agreement  between  the  parties.  Any advice  offered by THE
              REINSURER  will not be binding on THE  COMPANY.  If THE  REINSURER  chooses not to  participate,  it will  discharge  its liability by immediately paying to THE COMPANY the full amount of THE REINSURER's  liability on the portion of the policy reinsured under this Agreement,  regardless of any subsequent outcome of such contest, and will be relieved of all future liability on the claim.

d.       CLAIM  EXPENSES.  THE  REINSURER  will pay its share of any interest paid by THE COMPANY on any claim  payment.  THE REINSURER will not reimburse THE COMPANY for the routine  expenses and  compensation  of officers and employees of the COMPANY.  If
              THE REINSURER has chosen to  participate  in a contest,  THE REINSURER  will pay its share of the unusual  expense of THE
              COMPANY of adjudicating  contestable claims, which expense was incurred by THE COMPANY,  including investigation expenses and compensation  expenses charged by THE COMPANY's Special  Investigation Unit. Such Special Investigation Unit expenses will not increase more than 5% per year of the current  hourly rate ($39 for 2005) of  contestable  claim  investigation.
              The term  "unusual  expense"  shall mean all expenses of THE COMPANY  associated  with the  contestable  claim other than normal and customary claim  administration  expenses that are commonly incurred with the normal and customary  settlement of  non-contestable  claims.  Also, THE REINSURER will not reimburse  expenses  incurred in connection  with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.  Notwithstanding  the above, THE
              REINSURER  will not be liable for any portion of interest or unusual  expenses for any period of time after THE REINSURER has notified THE COMPANY of its decision not to participate in a contested, compromised or litigated claim.

e.       EXTRACONTRACTUAL  DAMAGES.  In no event will THE REINSURER  participate in  extra-contractual  damages or penalties  which are awarded against THE COMPANY as a result of an act,  omission or course of conduct  committed by THE COMPANY in connection with the  reinsurance of a claim covered under this  Agreement.  The parties  recognize that  circumstances  may arise in which equity would require THE REINSURER,  to the extent permitted by law, to share  proportionately  in certain assessed damages.  Such  circumstances  are difficult to define in advance,  but would generally be those  situations in which THE
              REINSURER  was an active  party and agreed in writing  with the act or course of conduct of THE COMPANY  that  ultimately resulted in the assessment of damages.  If, however,  extra-contractual  damages are awarded solely or partly as a result of THE COMPANY  having  contested  the claim,  and the  Reinsurer had agreed to  participate  in that  contest,  then the
              Reinsurer  will  reimburse  THE COMPANY  for its share of the  portion of the damages  awarded as a result of THE COMPANY having  contested the claim.  THE REINSURER will not be responsible  for  reimbursing  THE COMPANY for the portion of the damages  awarded for any other reason.  When the damages  awarded are shared,  THE COMPANY and THE REINSURER  would share such damages assessed in equitable proportions.

18.      MISREPRESENTATION, SUICIDE, AND MISSTATEMENT

              If either a  misrepresentation  on an  application  or a death of an insured  by suicide  results in the return of policy premiums by THE COMPANY  under the policy  rather than payment of policy  benefits,  THE  REINSURER  will, in lieu of any other reinsurance  benefit,  refund all of the reinsurance  premiums paid for that policy to THE COMPANY.  If there is an adjustment for a misrepresentation  or misstatement of age or sex, a corresponding  adjustment to the reinsurance benefit will be made.

19.      POLICY CHANGES

a.       NOTICE.  If a reinsured  policy is changed as described  below, a  corresponding  change will be made in the  reinsurance  for that policy.  THE COMPANY will notify THE REINSURER of the change in THE COMPANY's next report as stated in Section 15.

b.       UNSCHEDULED  AND  RESCHEDULED  INCREASES.  If a request for an  unscheduled  increase in the amount of insurance is made for a reinsured  policy and the insured meets THE COMPANY's  underwriting  requirements  and THE COMPANY  approves the increase under the policy,  then the increase will be added to the policy as a new layer.  Unscheduled  face amount increases will be subject to the same issue limits and binding limits as shown in Schedule A, Section 5.

              If an increase has been scheduled on a policy at the time the policy is issued,  then no new  underwriting is required at the effective date of the scheduled increase and the increase will be added to the policy as a new layer.

              Each new layer will have a separate  policy record and its own  effective  date.  The portion of any new layer  reinsured under this  Agreement  is equal to the amount  shown in Schedule A.  Increase  layers  with an  effective  date after the termination of this Agreement for new business will not be reinsured under this Agreement.

              If a  request  for an  increase  is made  for a  reinsured  policy  and the  insured  meets  THE  COMPANY's  underwriting requirements  and a new policy is issued on one of the plans shown in Schedule A for the higher amount,  then reinsurance under the old policy  will cease as of the  effective  date of the  change,  and  reinsurance  under the new policy  will commence as of the effective date of the new policy.

              If a request for an increase that has not been  scheduled in a reinsured  policy is granted  without the insured  meeting
              THE COMPANY's underwriting requirements, then reinsurance on the increase will not be allowed.

              If a request for an increase does not meet all of the terms of automatic  reinsurance,  then THE COMPANY may apply to the
              REINSURER for facultative reinsurance as stated in Section 9.

c.       REDUCTION OR  TERMINATION.  If the amount of  insurance  on a reinsured  policy is reduced,  the  reinsurance  will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a reinsured  policy is changed to another  plan of insurance  that is not  currently  reinsured  under this
              Agreement as defined in Schedule A, then the reinsurance  under this Agreement will cease as of the effective date of the change.

              If a policy that is not reinsured  under this  Agreement is changed to a plan that is reinsured  under this  Agreement as defined  in  Schedule A and the  insured  has met THE  COMPANY's  underwriting  requirements  for the plan  change,  then reinsurance will commence as of the effective date of the new plan.

e.       OPTION  TO  EXCHANGE  INSUREDS.  Policies  issued  as a result of the  'Option  to  Exchange  Insureds'  must be  underwritten according  to the  underwriting  basis of the  original  case and must meet all the  automatic  reinsurance  requirements stipulated in Section 6 above.

f.       ADD-ON  LIVES.  Policies  issued  to  add-on  lives  must be  either  fully  underwritten  or  underwritten  according  to the underwriting  basis of the original  case.  Policies that are  underwritten  according to the  underwriting  basis of the original case must meet all the automatic reinsurance  requirements  stipulated in Section 6 above using the total number of lives in the case, including the add-on lives.

         g.   DEATH BENEFIT OPTION CHANGES.  If the death benefit option under a reinsured policy is changed, then the face amount of insurance is either increased or decreased, so that the net amount at risk reinsured under this Agreement immediately after the change will be the same as immediately before the change.

         h.    REDUCED PAID-UP INSURANCE.  If any policy reinsured under this Agreement is changed to Reduced Paid-Up Insurance, the net amount at risk reinsured will be adjusted as appropriate and reinsurance will be continued in accordance with the provisions of the underlying policy.  Reinsurance payments for the adjusted policy will be calculated using (1) the issue age of the original policy, (2) the duration since issuance of the original policy, and (3) the underlying classification immediately prior to the change to Reduced Paid-Up Insurance.

20.      RECAPTURE

         At any time during the term of the  Agreement,  THE COMPANY may elect to recapture in full the coverage  reinsured  under this
         Agreement following the occurrence of any of the following events:

         1)  Material  breach of any term or  condition  of this  Agreement  if such  breach  is not cured  within a period of at least
               60 calendar days following the delivery of notice of such breach from THE COMPANY to THE REINSURER.

         2)     THE REINSURER is deemed insolvent as described in Section 23.

         3)     The occurrence of a "Risk Trigger Event" as defined in Schedule A of this Agreement.

         4)      A change in premium rates on existing business that is unacceptable to THE COMPANY.

         5)   Any representation or warranty made by THE REINSURER under this Agreement proves to be untrue in any material respect.

         6)   Non-payment of undisputed reinsurance claims that are 60 days past due from THE REINSURER.

         In addition,  at any time after the twentieth  policy  anniversary,  THE COMPANY may elect to recapture all or an  appropriate portion of the coverage  reinsured under this Agreement to reflect  increases in the maximum  retention limits for THE COMPANY and all of its affiliates,  collectively,  subsequent to the date of policy issue.  These maximum  retention  limits as of the effective date of this  Agreement are equal to the amounts shown in the Risk  Retention  Limits table shown in Schedule A. The portion of the coverage that may be  recaptured  must be directly  related to the increase in the limits.  To  illustrate,  if the maximum  retention  limits are  increased by 100%,  then the portion that may be  recaptured  from all  reinsurers  of the policies  reinsured  under this Agreement  would be equal to 100% of the portion of each reinsured  policy that is retained by
         THE COMPANY.  Furthermore,  the portion that may be  recaptured  from THE REINSURER  would be  determined  as THE  REINSURER's prorata share of the total portion reinsured with all reinsurers.

         In the event that THE COMPANY  elects to recapture the coverage  reinsured  under this  Agreement  following the occurrence of the  insolvency  of THE  REINSURER,  then THE COMPANY will also elect to  recapture  the  coverage  reinsured  under all other related  reinsurance  Agreements  between THE COMPANY and THE  REINSURER.  If THE COMPANY  elects to  recapture  the  coverage reinsured  under this  Agreement as a result of a Risk Trigger  Event,  it must do so for all  coverages  reinsured  under all agreements  between THE COMPANY and THE REINSURER for which a Risk Trigger  Event,  as defined in the  respective  reinsurance
         Agreements, occurred.

         If THE COMPANY  elects to recapture the risks ceded to THE REINSURER  under this  Agreement as stated above,  it will do so by giving written  notice to THE REINSURER.  Upon the delivery of such notice,  all of the risks  previously  ceded under each of the policies  subject to this Agreement shall be recaptured,  effective as of the date specified in THE COMPANY's  notice.  If
         THE COMPANY does not specify in the written notice the date that such recapture is to be effective,  then the recapture  shall
         be effective immediately upon   THE REINSURER's receipt of the notice.

         If a policy is recaptured,  THE REINSURER will pay THE COMPANY the unearned  reinsurance  premium within 30 days following the date of recapture.  THE REINSURER shall not be liable,  under this Agreement,  for any claims incurred on or after the date of recapture,  but shall remain  liable for all claims  incurred  prior to the date of  recapture.  After the  effective  date of recapture,  THE  REINSURER  will not be liable for any  reinsured  policies  or portion of policies  that were  intended to be recaptured  but were  erroneously  excluded from the recapture due to error and omission.  In addition,  any final  settlement between the parties will include a payment for the Reserve of THE  REINSURER on the policies  being  recaptured  in accordance with the following definitions and formulas:

a)       The Reserve for the purpose of this section shall be THE  REINSURER's  reserve for the future benefit  obligations  and future expenses of the  policies  being  recaptured,  calculated  on a gross  premium  basis as of the date of  recapture,  excluding margins for adverse deviations,  and using assumptions for mortality,  expenses,  lapses and interest, which were in effect as of the effective date of this Agreement.

                  The formula for the Reserve will be as follows:

                  Reserve (t) equals PVFB (t) plus PVFE (t) minus ((1 minus PVFP (0) divided by PVFGP (0)) times PVFGP (t)), where

                  PVFB (t) equals Present Value of Future Benefits at time, t

                  PVFE (t) equals Present Value of Future Expenses at time, t

                  PVFGP (t) equals Present Value of Future Gross Reinsurance Premiums at time, t

                  PVFP (0) equals Present Value of Future Profits at time, 0, which equals PVFGP (0) minus PVFB (0) minus PVFE (0),

                  t equals the number of whole years that each policy was in force as of the time of recapture

b)       In the event that the  Reserve as  calculated  according  to the  formula in  subsection  a. above is greater  than zero,  the payment for the Reserve will be made by THE  REINSURER to THE  COMPANY.  In the event that the Reserve is less than zero,  the payment for the Reserve will be made by THE COMPANY to THE REINSURER.

21.      REINSTATEMENTS

         a.     AUTOMATIC  REINSTATEMENT.  If THE COMPANY  reinstates a policy that was originally  ceded to THE REINSURER as automatic reinsurance using conventional underwriting practices,  THE REINSURER's reinsurance for the policy shall be reinstated.

         b.     FACULTATIVE  REINSTATEMENT.  If THE COMPANY has been requested to reinstate a policy that was  originally  ceded to THE
                COMPANY as facultative  reinsurance  and the  reinstatement  is processed  under THE COMPANY's Long Form  Reinstatement
                Process,  then THE COMPANY will  re-submit the  appropriate  evidence for the case to THE  REINSURER  for  underwriting approval before the reinsurance can be reinstated.

         c.     PREMIUM  ADJUSTMENT.  Reinsurance  premiums  for the  interval  during  which the policy was lapsed will be paid to THE
                REINSURER by THE COMPANY.

22.      ERRORS AND OMISSIONS

         If either THE  REINSURER  or THE  COMPANY  fails to comply  with any of the terms of this  Agreement  and it is shown that the failure was  unintentional or the result of a  misunderstanding  or an  administrative  oversight on the part of either party, this  Agreement  will remain in effect.  If the failure to comply  changes the  operation  or effect of this  Agreement,  both parties will be put back to the positions  they would have  occupied if the failure to comply had not  occurred.  This section will not apply to any  facultative  submission  until THE  COMPANY  has mailed the  Notification  of  Reinsurance  form to THE
         REINSURER.

         THE REINSURER will not,  however,  be responsible for THE COMPANY's  errors in administering  the reinsurance,  if such errors arise from gross  negligent or deliberate,  wrongful acts in  administration  by THE COMPANY.  If either party  discovers that
         THE COMPANY has failed to cede  reinsurance as provided in this  Agreement,  or failed to comply with reporting  requirements,
         THE  REINSURER  may require THE COMPANY to audit its  records for similar  errors and to take the actions  necessary  to avoid similar errors in the future.

23.      INSOLVENCY

         For the purpose of this Agreement,  THE COMPANY or THE REINSURER  shall be deemed  "insolvent" if one or more of the following occurs:

         a.   A court-appointed receiver, trustee,  custodian,  conservator,  liquidator,  government official or similar officer takes possession of the property or assets of either THE COMPANY or THE REINSURER; or

         b.   Either THE COMPANY or THE REINSURER is placed in receivership,  rehabilitation,  liquidation, conservation, bankruptcy or similar status pursuant to the laws of any state or of the United States; or

c.       Either THE COMPANY or THE REINSURER  becomes  subject to an order to  rehabilitate  or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of THE COMPANY or THE REINSURER, as the case may be.

         In the event of the  insolvency  of THE COMPANY,  all claims  payable under this  Agreement  shall be payable by THE REINSURER directly to THE COMPANY or to its liquidator,  receiver,  or statutory  successor on the basis of the liability of THE COMPANY under the contract or contracts  reinsured  without  diminution  because of the  insolvency of THE COMPANY.  It is understood, however,  that in the event of the  insolvency  of THE  COMPANY,  the  liquidator  or receiver or  statutory  successor of the insolvent  Company shall give written notice of the pendency of a claim against THE COMPANY on the policy  reinsured  within a reasonable  time after such claim is filed in the insolvency  proceeding,  and during the pendency of such claim THE REINSURER may  investigate  such claim and interpose,  at its own expense,  in the proceeding  where such claim is to be adjudicated any defense or defenses  which it may deem  available  to THE COMPANY or is  liquidator  or receiver or statutory  successor.  The expense  thus  incurred by THE  REINSURER  shall be  chargeable,  subject to court  approval,  against THE COMPANY in the same proportion as would have been in effect had the claim been  adjudicated  in accordance  with the  provisions  set forth in the
         "Claim Expense" provision of the treaty.

         In the event  THE  REINSURER  is  deemed  insolvent,  THE  REINSURER  will be bound by any  legal  directions  imposed  by its liquidator,  conservator,  or statutory  successor.  However,  and if not in conflict with such legal directions,  THE COMPANY shall have the right to terminate this  Agreement with respect to occurrences  taking place on or after the date THE REINSURER first  evidences  insolvency.  Such right to  terminate  shall be exercised by providing  THE  REINSURER  (or its  liquidator, conservator,  receiver or statutory  successor) with a written notice of THE COMPANY's intent to recapture ceded business.  If
         THE COMPANY  exercises such right to terminate and recapture ceded  business,  such election shall be in lieu of any premature recapture  fee. Upon such  election,  THE COMPANY would still be liable for any unpaid  premium and  responsible to report the pendency of a claim. THE REINSURER,  its liquidator,  receiver or statutory  successor shall be liable for all claims incurred prior to the date of recapture.  THE REINSURER,  its liquidator,  receiver,  or statutory  successor will also pay THE COMPANY the unearned reinsurance premium within 30 days following the date of recapture.

         If at any point in the future during the term of this  Agreement,  THE REINSURER is deemed  insolvent,  THE COMPANY's right of recapture in Section 20 of this Agreement will be triggered  unless THE REINSURER  elects to, and does,  provide,  on a timely basis,  security in the form of Assets in Trust for the benefit of THE COMPANY.  If THE REINSURER  elects to furnish  security in the form of Assets in Trust to avoid THE COMPANY's right of recapture  under Section 20 of this  Agreement,  the trust must meet the requirements set forth in Sections 13 of Schedule A attached hereto.

24.      ARBITRATION

a.       GENERAL.  All  disputes and  differences  under this  Agreement  that cannot be amicably  agreed upon by the parties  shall be decided by  arbitration.  The  arbitrators  will have the authority to interpret  this  Agreement  and, in doing so, will consider the customs and practices of the life insurance and life  reinsurance  industry.  The arbitrators  will consider this Agreement as an honorable  engagement rather than merely a legal  obligation,  and they are relieved of all judicial formalities  and may abstain from following the strict rules of law. The  arbitration  shall take place within the United
              States.

         b.   NOTICE. To initiate  arbitration,  one of the parties will notify the other, in writing, of its desire to arbitrate.  The notice  will  state the  nature of the  dispute  and the  desired  remedies.  The party to which the  notice is sent will respond to the  notification in writing within 10 days of receipt of the notice.  At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

         c.   PROCEDURE.  Arbitration  will be heard  before  a panel  of three  disinterested  arbitrators.  The  arbitrators  will be current or former executive officers or employees of life insurance or reinsurance  companies;  however,  these companies will not be either party or any of their  reinsurers or  affiliates.  Each party will appoint one  arbitrator.  Notice of the appointment of these  arbitrators will be given by each party to the other party within 30 days of the receipt of the mailing of the notification  initiating the arbitration.  These two arbitrators will, as soon as possible,  but no longer than 45 days after the receipt of the  mailing of the  notification  initiating  the  arbitration,  then select the third arbitrator.

              Should either party fail to appoint an arbitrator  within 30 business days after the other party has given written notice of its  arbitrator  appointment,  the party that has given notice of its  arbitrator  appointment  may appoint the second arbitrator.  Should the two initial  arbitrators be unable to agree on the choice of a third arbitrator,  each arbitrator will nominate three candidates,  two of whom the other will decline, and the decision will be made by drawing lots on the final  selection.  If this candidate  declines to serve,  then the candidate last eliminated will be approached to serve.
              This process  will be repeated  until a candidate  has agreed to serve as the third  arbitrator.  Once chosen,  the three arbitrators  will have the authority to decide all substantive and procedural  issues by a majority vote. The arbitration hearing will be held on the date fixed by the  arbitrators  at a location  agreed upon by the  parties.  In no event will this date be later than 6 months after the  appointment of the third  arbitrator.  The  arbitrators  will issue a written decision from which there will be no appeal.  Either party may reduce this  decision to a judgment  before any court that has jurisdiction of the subject of the arbitration.

         d.   COSTS.  Each  party  will pay the fees of its own  attorneys,  the  arbitrator  appointed  by that  party,  and all other expenses  connected  with the  presentation  of its own case.  The two parties  will share  equally the cost of the third arbitrator.

25.      GOOD FAITH

         Each party agrees that all matters with respect to this Agreement require its utmost good faith.

26.      REPRESENTATIONS AND WARRANTIES

         THE COMPANY  represents and warrants to THE REINSURER that it is solvent in all  jurisdictions in which it does business or is licensed.  THE  REINSURER  represents  and  warrants to THE COMPANY  that it is solvent on a statutory  basis in all states in which it does  business or is  licensed.  Each party  agrees to promptly  notify the other if it is  subsequently  financially impaired.  Each party  affirms  that it has and will  continue to disclose  all matters  material to this  Agreement  and each cession.  Examples of such matters are a material  change in  underwriting  or issue  practices or philosophy,  or a change in each party's ultimate ownership or control.

         THE COMPANY represents and warrants the following:

         a.   It is a corporation duly organized, existing and in good standing under the laws of New Jersey.
         b.   It is empowered under applicable laws and by its charter and bylaws to enter into and perform the duties  contemplated in this Agreement.
         c.   It has taken all requisite  corporate  proceedings to authorize it to enter into and perform the duties  contemplated  in this Agreement.
         d.   It has  obtained  any and all  regulatory  approvals  as may be  required  for THE COMPANY to cede the  Policies  covered hereunder.
         e.   It will take no  unauthorized  action that would  encourage the  policyholders  whose  policies are reinsured  under this
              Agreement to surrender,  reduce or otherwise  terminate their existing  coverages either through direct or indirect acts, including but not limited to, a plan of internal replacement, without the consent of THE REINSURER.
         f.   THE COMPANY  acknowledges that THE REINSURER is entering into this Agreement in reliance upon these  representations  and warranties of THE COMPANY.

         THE REINSURER represents and warrants the following:

         a.   It is a corporation duly organized, existing and in good standing under the laws of Delaware.
         b.   It is empowered under applicable laws and by its charter and bylaws to enter into and perform the duties  contemplated in this Agreement.
         c.   It has taken all requisite  corporate  proceedings to authorize it to enter into and perform the duties  contemplated  in this Agreement.
         d.   It has obtained any and all regulatory  approvals as may be required for THE REINSURER to provide the reinsurance covered hereunder.
         e.   As part of THE COMPANY's due diligence  process,  THE REINSURER has provided a completed copy of the Reinsurance  Carrier
              Fact Sheet,  a copy of which is attached in Schedule  G. Each and every  year,  upon  request by THE  COMPANY,  after THE
              REINSURER has completed its Annual  Statement,  THE REINSURER  will update the  information  included in The  Reinsurance
              Carrier Fact Sheet.  In addition,  from time to time, THE REINSURER will update the  information  included in the Carrier
              Fact Sheet as  requested by THE  COMPANY.  The  information  included in the  Reinsurance  Carrier Fact Sheet is true and accurate as of the date shown on the Fact Sheet.
         f.   THE REINSURER  acknowledges that THE COMPANY is entering into this Agreement in reliance upon these  representations  and warranties of THE  REINSURER,  and THE REINSURER  agrees that THE COMPANY's  right of recapture  under Section 20 of this
              Agreement will be triggered if, at any point in the future during the term of this Agreement,  these  representations and warranties are no longer true and correct in any material respect.

27.      CONFIDENTIALITY

         THE REINSURER and THE COMPANY agree to regard and preserve as  confidential  all  information and material which is related to the reinsured  business  and/or  customers that may be obtained by either party from any source as a result of this Agreement.
         Neither  party will,  without  first  obtaining the other  party's  prior  written  consent,  disclose to any person,  firm or enterprise,  or use for its own  benefit or for the  benefit  of any third  party any  Confidential  Information  or  Customer
         Information.  "Confidential  Information" includes,  but is not limited to any and all financial data,  statistics,  programs, research,  developments,  information  relating to insurance  and financial  products,  planned or existing  computer  systems architecture  and software,  data, and  information of either party as well as third party  confidential  information to which
         THE COMPANY has access.  "Customer  Information"  includes  all  information  provided by or at the  direction  of THE COMPANY about a customer of THE  COMPANY or an  affiliate  of THE  COMPANY,  including  but not  limited to name,  address,  telephone number, email address, account or policy information, and any list or grouping of customers.

         Notwithstanding  the foregoing,  the  provisions of Section 27 shall not apply with respect to disclosing of the Product,  the
         Specifications  and/or Company  Confidential  Information  which is already known to the other party or becomes publicly known through no wrongful act of either party; or is received from a third party without  similar  restriction and without breach of this Agreement;  or is  independently  developed by either party; or is approved for release by written  authorization  of the other  party;  or is placed in or  becomes  party of the public  domain  pursuant  to or by reason of  operation  of law.  The foregoing  exceptions  do not apply to the  disclosure  of  Customer  Information,  which  may not be  disclosed  without  THE
         COMPANY's prior written consent except as noted in the paragraph preceding this one.

         The  provisions  of this  Section 27  regarding  Confidential  Information  shall  survive  the  termination  of the  parties'
         obligations  under this Agreement for a period of two years, and the provisions of this Section 27 regarding  Company Customer
         Information shall survive the termination of the parties' obligations under this Agreement for a period of five years.

         Each party certifies that it has implemented and will maintain a reasonable  information  security program to protect Customer
         Information. The information security program shall seek to reasonably:

              (a) to protect the security and confidentiality of Customer Information;
              (b) to protect against any anticipated threats or hazards to the security or integrity of such Customer Information; and
              (c) to protect against  unauthorized  access to or use of Customer  Information which could result in substantial harm to
                  THE COMPANY or its affiliates, or to customers of any of them.

         In the event that THE REINSURER is in material breach of any provisions of this  paragraph,  it shall  immediately  advise THE
         COMPANY and take steps to remedy such breach.

         Except as required by law, THE REINSURER will not disclose  Information  to third parties  without the consent of THE COMPANY;
         however,  THE COMPANY  agrees that THE  REINSURER  may, in the normal  course of its business,  share  Information  with other
         insurance   and   reinsurance   companies   ("Retrocessionaires")   to  the  extent   necessary  to  retrocede   risk  to  the
         Retrocessionaires,  so long as the  Retrocessionaires  have agreed to maintain the confidentiality of the Information on terms substantially similar to this Agreement.

         In the event THE REINSURER is required by court order or other legislative,  judicial,  or administrative  process to disclose
         Information,  THE  REINSURER  agrees to provide THE COMPANY  with prompt  notice of the order or process so THE COMPANY has an opportunity to obtain a protective order or other relief.

28.      MEDICAL INFORMATION BUREAU

         THE  REINSURER is required to strictly  adhere to the Medical  Information  Bureau Rules,  and THE COMPANY  agrees to abide by these Rules,  as amended from time to time. THE COMPANY will not submit a preliminary  notice,  application  for  reinsurance, or  reinsurance  cession to THE REINSURER  unless THE COMPANY has a signed,  currently  required  Medical  Information  Bureau authorization.

29.      GOVERNING LAW

         This  Agreement  shall be governed by the laws of New Jersey  without  giving  effect to the  principles  of conflicts of laws thereof.

30.      ASSIGNMENT

         This Agreement is not assignable by either party except by the express written consent of the other.

31.      ACCESS TO RECORDS

         THE REINSURER and THE COMPANY, or their duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration.  Such access will be provided during regular business hours at the office of the inspected party.

32.      SEVERABILITY

         If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

33.      OFFSET

         Any debts or credits, in favor of or against either THE REINSURER or THE COMPANY with respect to this Agreement are deemed mutual debts or credits and may be offset and only the balance will be allowed or paid.

         The right of offset will not be affected or diminished because of the insolvency of either party.

34.      RETROCESSION

         THE  REINSURER  will retain the right to retrocede  all or any portion of the risks  assumed by it arising under the reinsured business.

35.               NOTICES

         All notices and other communications under this Agreement will be effective when received and sufficient if given in writing and delivered by confirmed facsimile transmission, by certified or registered mail, or by an overnight delivery service of general commercial use (such as UPS, Federal Express or Airborne), addressed to the attention of the applicable party described as follows or any successors thereof:

         NOTICES SENT TO THE COMPANY

              Nicholas Simonelli
              Vice President and Actuary
              The Prudential Insurance Company of America
              213 Washington Street
              Newark, New Jersey 07102-2992

         NOTICES SENT TO THE REINSURER

              Kevin Oldani
              Vice President Underwriting, COLI/BOLI
              Scottish Re (U.S.) Inc.
              1290 Broadway
              Denver, CO 80203

In witness of the above,  THE COMPANY and THE REINSURER  have by their  respective  officers  executed and delivered  this Agreement in duplicate on the dates indicated below, with an effective date of January 18, 2005.

----------------------------------------------------------- --------------------------------------------------------

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                 SCOTTISH RE (U.S.), INC.
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

By:________________________________                         By:______________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

By:________________________________                         By:______________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

                                                              SCHEDULE A

                                                         REINSURANCE COVERAGE
---------------------------------------------------------------------------------------------------------------------------------------

1.       POLICIES REINSURED:

         This Agreement covers the following plans:

o        PruSelect III 2002  policies  (Policy Form Numbers  CVUL-1999  and all state  variations)  except  policies  written under the
              Prudential owned COLI covering Prudential employees.
o        Target Term Rider (TTR) (Policy Form Number PLI 455-1999 and all state variations).
              added to PruSelect III 2002 Policies.

2.       AUTOMATIC PORTION REINSURED:

         For Fully Underwritten Policies

         For US/Canadian and Non US/Canadian Residents, THE REINSURER will automatically reinsure an amount equal to 53.33% of the net amount at risk corresponding to the face amount up to the First Layer of Coverage amounts shown in Schedule A, Section 5 below.

         For Simplified and Guaranteed Issue

         THE REINSURER will automatically reinsure an amount equal to 53.33% of the net amount at risk corresponding to the face amount.

3.       AUTOMATIC PORTION RETAINED:

         For Fully Underwritten Policies

         THE COMPANY will retain at least 10% of the net amount at risk corresponding to the face amount up to the First Layer of
         Coverage as defined in Schedule A Section 5, below.  THE COMPANY may cede up to 36.67% of the net amount at risk corresponding to the face amount amount on a first-dollar quota share basis to other reinsurers.  In addition, THE COMPANY will retain 100% of the net amount at risk corresponding to the face amount in excess of the First Layer of Coverage.

         For Simplified and Guaranteed Issue

         THE COMPANY will retain at least 10% of the net amount at risk corresponding to the face amount.  THE COMPANY may cede up to
         36.67% of the net amount at risk corresponding to the face amount on a first-dollar quota share basis to other reinsurers.

4.            NET AMOUNT AT RISK

         The net amount at risk is determined as of the issue date and each subsequent policy anniversary and is defined as the death benefit minus the contract fund.

5.       AUTOMATIC ACCEPTANCE LIMIT:

         Fully Underwritten

         Maximum Face Amounts (Automatic Issue Limits)

         For any policy to be reinsured under automatic reinsurance, the initial and ultimate face amount will not exceed the limits shown in the following tables:

         US/Canadian Residents - No Foreign Travel:

         ----------------------- ---------- ----------------------- --------------------- --------------------------
           Non-Smoker/ Smoker    Issue Age  No Substandard Rating     Rating Class A-D            Class E-H
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
               Non-Smoker         18 - 65        $40,000,000            $37,000,000              $24,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  66 - 70        $32,000,000            $29,000,000              $18,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  71 - 75        $24,000,000            $22,000,000              $12,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  76 - 77        $12,000,000            $12,000,000              $ 8,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  78 - 80        $  8,000,000          $  8,000,000              $ 4,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  81 - 84        $ 4,000,000            $ 4,000,000                 None
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                 Smoker           18 - 65        $34,000,000            $34,000,000              $24,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  66 - 70        $26,000,000            $26,000,000              $18,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  71 - 75        $21,000,000            $21,000,000              $12,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  76 - 77        $12,000,000            $12,000,000             $  8,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  78 - 80       $  8,000,000          $  8,000,000               $ 4,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  81 - 84        $ 4,000,000            $ 4,000,000                 None
         ----------------------- ---------- ----------------------- --------------------- --------------------------

---------------------------------------------------------------------------------------------------------------------------------------

         US/Canadian Residents - Foreign Travel:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $20,000,000               $15,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $15,000,000               $10,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

         Non US/Canadian Residents:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $20,000,000               $15,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $15,000,000               $10,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

         First Layer Amounts

         For any policy to be reinsured under automatic reinsurance, the initial and ultimate amounts subject to reinsurance are the
         First Layer of Coverage amounts shown in the following tables:

         US/Canadian Residents - No Foreign Travel:

         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                 Issue Age  No Substandard Rating     Rating Class A-D            Class E-H

           Non-Smoker/ Smoker
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  18 - 65        $25,000,000            $25,000,000              $17,500,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  66 - 70        $20,000,000            $20,000,000              $12,500,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  71 - 75        $17,500,000            $17,500,000             $  7,500,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  76 - 77        $  7,500,000          $  7,500,000             $ 5,000,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  78 - 80        $  5,000,000          $  5,000,000             $ 2,500,000
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  81 - 84        $ 2,500,000            $ 2,500,000                 None
         ----------------------- ---------- ----------------------- --------------------- --------------------------

         US/Canadian Residents - Foreign Travel:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $20,000,000               $15,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $15,000,000               $10,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

         Non US/Canadian Residents:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $20,000,000               $15,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $15,000,000               $10,000,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

         Automatic Binding Limits

         For any policy to be reinsured under automatic reinsurance, the initial and ultimate amounts reinsured with THE REINSURER on that life will not exceed the amounts in the following tables:

         US/Canadian Residents - No Foreign Travel:

         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                 Issue Age  No Substandard Rating     Rating Class A-D            Class E-H

           Non-Smoker/ Smoker
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  18 - 65        $13,332,500            $13,332,500              $9,332,750
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  66 - 70        $10,666,000            $10,666,000              $6,666,250
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  71 - 75         $9,332,750             $9,332,750              $3,999,750
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  76 - 77         $3,999,750             $3,999,750              $2,666,500
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  78 - 80         $2,666,500             $2,666,500              $1,333,250
         ----------------------- ---------- ----------------------- --------------------- --------------------------
         ----------------------- ---------- ----------------------- --------------------- --------------------------
                                  81 - 84         $1,333,250             $1,333,250                 None
         ----------------------- ---------- ----------------------- --------------------- --------------------------

         US/Canadian Residents - Foreign Travel:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $10,666,000                $7,999,500                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $7,999,500                 $5,333,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

         Non US/Canadian Residents:

         --------------------------- ------------------------------ --------------------- ---------------------------
                 Issue Age              No Substandard Rating -      Rating Class D - E        Rating Class F-H
                                            Rating Class C
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  18 - 70                     $10,666,000                $7,999,500                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  71 - 75                     $7,999,500                 $5,333,000                  None
         --------------------------- ------------------------------ --------------------- ---------------------------
         --------------------------- ------------------------------ --------------------- ---------------------------
                  76 - 84                        None                       None                     None
         --------------------------- ------------------------------ --------------------- ---------------------------

         Jumbo Limits

         The amounts in force and applied for on an individual life, including replacements, cannot exceed:

>>       $50,000,000 for US/Canadian Residents without Foreign Travel
>>       $35,000,000 for US/Canadian Residents with Foreign Travel or Non US/Canadian Residents

         These jumbo limits apply to all issue ages and rating classes and do not vary between smokers and non-smokers.

         Location Limits (Per Case)

         The total initial face amount  subject to reinsurance  with the pool at a single  location  cannot exceed $87.5  million.  THE
         REINSURER's share of the initial case face amount must not exceed $46,663,750.

         All cases with Manhattan, New York City risks must be submitted facultatively.

         Projected Net Amount at Risk Limits

         For each life, the net amount at risk projected at issue cannot exceed the amount shown above for the maximum ultimate face amount.  The projected net amount at risk is determined from the primary illustration provided by THE COMPANY during the sales process.  If the net amount at risk projected at issue exceeds the US/Canadian Resident limits, then facultative reinsurance must be pursued.

         Simplified Issue

         Minimum Number of Lives

         Simplified Issue cases must include at least 10 lives.

         Issue Ages

         The minimum issue age is 18; the maximum issue age for automatic reinsurance is 72.  In addition, 75% of all participants in the case must be at or below issue age 60.

         Maximum Face Amounts (Automatic Issue Limits)

         The face amounts per life cannot exceed the following:

>>       Initial:          $35,000 times the total number of lives up to $3,500,000
>>       Ultimate*:        $70,000 times the total number of lives up to $7,000,000

              * Ultimate face amount includes the initial face amount plus any increases.

         Automatic Binding Limits

         Therefore, the maximum face amounts per life that may be automatically ceded to the REINSURER are:

>>       Initial:                   53.33%  *  Maximum Initial Face Amount
>>       Ultimate:         53.33%  *  Maximum Ultimate Face Amount

         Stacking Limits

         The amounts of Simplified Issue and Guaranteed issue in force and applied for across any and all companies on a single life cannot exceed the lesser of three times the automatic issue limit or $10 million.

         Non-US/Canadian Resident Limits

         Face amounts for Non-US/Canadian work addresses cannot exceed 5% of the Simplified or Guaranteed Issue case face amounts.

         Location Limits (Per Case)

         The total initial face amount  subject to reinsurance  with the pool at a single  location  cannot exceed $87.5  million.  THE
         REINSURER's share of the initial case face amount must not exceed $46,663,750.

         All cases with Manhattan, New York City  risks must be submitted facultatively.

         Projected Net Amount at Risk Limits

         For each life, the net amount at risk projected at issue cannot exceed the amount shown above for the maximum ultimate face amount.  The projected net amount at risk is determined from the primary illustration provided by THE COMPANY during the sales process.  If the net amount at risk projected at issue exceeds the US/Canadian Resident limits, then facultative reinsurance must be pursued.

         Other Conditions

         Pooled cases and cases involving negative consent are ineligible for automatic reinsurance.

         Guaranteed Issue

         Minimum Number of Lives

         Guaranteed Issue cases must include at least 25 lives.

         Issue Ages

         The minimum issue age is 18; the maximum issue age for automatic reinsurance is 69.  In addition, 75% of all participants in the case must be at or below issue age 55.

         Maximum Face Amounts (Automatic Issue Limits)

         The face amounts per life cannot exceed the following:

>>       Initial:          $35,000 times the total number of lives up to $3,500,000
>>       Ultimate:         $70,000 times the total number of lives up to $7,000,000

         Automatic Binding Limits

         Therefore, the maximum face amounts per life that may be automatically ceded to the REINSURER are:

>>       Initial:                   53.33%  *  Maximum Initial Face Amount
>>       Ultimate:         55.33%  *  Maximum Ultimate Face Amount

         Stacking Limits

         The amounts of Simplified Issue and Guaranteed Issue in force and applied for across any and all companies on a single life cannot exceed the lesser of three times the automatic issue limit or $10 million.

         Non-US/Canadian Resident Limits

         Face amounts for Non-US/Canadian work addresses cannot exceed 5% of the Simplified or Guaranteed Issue case face amounts.

         Location Limits (Per Case)

         The total initial face amount  subject to reinsurance  with the pool at a single  location  cannot exceed $87.5  million.  THE
         REINSURER's share of the initial case face amount must not exceed $46,663,750.

         All cases with Manhattan, New York City risks must be submitted facultatively.

         Projected Net Amount at Risk Limits

         For each life, the net amount at risk projected at issue cannot exceed the amount shown above for the maximum ultimate face amount.  The projected net amount at risk is determined from the primary illustration provided by THE COMPANY during the sales process.  If the net amount at risk projected at issue exceeds the US/Canadian Resident limits, then facultative reinsurance must be pursued.

         Other Conditions

         Pooled cases and cases involving negative consent are ineligible for automatic reinsurance.

6.       OCCUPATION EXCLUSION LIST FOR AUTOMATIC REINSURANCE

o        Entertainers
o        High Profile Athletes

7.       FOREIGN TRAVEL EXCLUSIONS

         Applications by US/Canadian residents with foreign travel will be excluded from automatic reinsurance and handled on a facultative basis if the following conditions apply:

o        The amount of insurance is in excess of $1 million and
o        Travel is to a "C" or "D" rated country where the expected travel is greater than or equal to three months or travel is to an "E" rated country where the expected travel is greater than one month.

8.       FOREIGN RESIDENCE EXCLUSIONS

         Non-US/Canadian residents will be excluded from automatic reinsurance and handled on a facultative basis if the following conditions apply:

o        The amount of insurance is in excess of $1 million and
o        Residence is in a "C" or "D" rated country.

9.       REPORTING PERIOD:

         The reporting period will be monthly.

         10.               MINIMUM CESSION:

         The minimum  policy amount per cession that can be reinsured  with THE REINSURER is $53,330.  The minimum amount for the basic policy and any layer (including the Target Term Rider) is $5,000. Therefore, the minimum cession is $2,666.50.

                  11.               RESERVES FOR REINSURANCE:

         THE  REINSURER  will hold a reserve at least as high as the amount  determined  as the one-year term reserve on the portion of each policy  reinsured.  This reserve will be calculated  using the interest rate specified in the standard  valuation law for the applicable year of issue and the sex and smoker distinct 1980 CSO ultimate ALB mortality table.

12.      RISK TRIGGER EVENT:

         A "Risk Trigger Event" means that either of the following events has occurred:

         (1)  THE REINSURER's ratio of Total Adjusted Capital (as defined by the NAIC RBC formula and reported on THE REINSURER's
              Annual Statement) to Authorized Control Level Risk-Based Capital becomes or falls below two hundred fifty percent (250%)
              for two consecutive quarters;
         (2)  The Reinsurer's ratio of Total Adjusted Capital to Authorized Control Level Risk-Based Capital falls below two hundred percent (200%) and is not raised back above 200% within 10 days.

         If at any point in the future during the term of this Agreement, THE REINSURER's  ratio of Total Adjusted Capital to
         Authorized Control Level Risk-Based Capital falls below the amounts specified in clause (1) or (2) above, then THE COMPANY's right of recapture will be triggered unless THE REINSURER elects to, and does, provide, on a timely basis, security in the form of Assets in Trust as described in Section 13 of this Schedule A.

13.      TRUST AGREEMENT PROVISIONS:

         a.   Under the circumstances described in the last paragraph of Section 23 of this Agreement or under the circumstances described in Section 12 of this Schedule A, THE REINSURER may enter into, and maintain during the entire term of this
              Agreement, a Trust Agreement to establish a trust account securing the Credit Amount (as defined in subsection b.
              below), so as to avoid triggering THE COMPANY's right of recapture under Section 20.  If THE REINSURER enters into a
              Trust Agreement to establish a trust account securing the Credit Amount, the Trust Agreement must satisfy the requirements of subsections b., c., d., e., f., g., h. and i. below.  The trustee of the Trust shall be a "Qualified
              Financial Institution"  in accordance with applicable New Jersey regulations..

         b.   Fifteen days prior to the end of each calendar quarter or at any other time, THE COMPANY will determine and communicate
              the Credit Amount to THE REINSURER.   The Credit Amount shall be an amount at least equal to the deduction for reinsurance ceded from THE COMPANY's liabilities for policies ceded under this Agreement.  Such amount shall include, but not be limited to, reinsurance reserves credits, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums.  The amount shall also include a provision for adverse deviation in claims and losses over the subsequent 3-month period that is in excess of any conservation already included in the reinsurance reserve credits. THE COMPANY will communicate this amount to THE REINSURER in order to enable THE REINSURER to ensure that the Trust is maintained with a sufficient balance.  All costs and expenses of maintaining the trust will be borne by THE REINSURER and will not be paid by any of the Assets held in the Trust.

         c.   THE REINSURER will deposit into the Trust on or before a date agreed to by the parties Assets that cause the market value of the trust to meet or exceed 103% of the most recently communicated Credit Amount.  In addition, as provided by the Trust Agreement, THE REINSURER shall make future additional deposits into the Trust so as to cause the market value of the trust assets at all times to meet or exceed 103% of the Credit Amount.  THE REINSURER shall make such deposit(s)
              within fifteen days of receiving notification of the Credit Amount.

         d.   The assets deposited in the trust account shall be valued according to their current fair market value, and shall consist of only those instruments detailed within the Trust Agreement, provided that such investments are issued by an institution that is not a parent, subsidiary, or an affiliate of either THE COMPANY or THE REINSURER.  Upon request, THE
              COMPANY will  be entitled to a report setting forth the fair market value of the trust assets.

         e.   THE REINSURER shall, prior to depositing assets with the Trustee, execute assignments, endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that
              THE COMPANY, may, whenever necessary, negotiate any such assets without consent or signature from THE REINSURER or any other entity.

         f.   All settlements of account between THE COMPANY and THE REINSURER shall be made in cash or its equivalent.

         g.   THE REINSURER and THE COMPANY agree that the assets in the trust account may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and be utilized and applied by THE COMPANY or any successor by operation of law of THE COMPANY including, without limitation, any liquidator, rehabilitator, receiver or conservator of THE COMPANY, for the following purposes:

                         i.  To reimburse THE COMPANY for THE REINSURER's share of premiums returned to the owners of policies reinsured under this Agreement on account of cancellation of such policies;

                         ii. To reimburse THE COMPANY for THE REINSURER's share of benefits or losses paid by THE COMPANY under the terms and provisions of the policies reinsured under this Agreement;

                         iii.To pay any other amounts THE COMPANY claims are due under this Agreement.

                  All of the foregoing will be applied without diminution because of insolvency on the part of THE COMPANY or THE
                  REINSURER.

                  THE  COMPANY  agrees to return to THE  REINSURER  any  amounts  withdrawn  which are in excess of the actual  amounts required  for i and ii above,  or in the case of iii,  such  amounts  that are in excess  of the  amounts  ultimately determined to be due under this Agreement.

                  Following the receipt of a new Credit Amount, but prior to the start of the new calendar quarter, THE REINSURER shall have the right to seek approval from THE COMPANY to withdraw from the trust account a portion of the assets contained therein and to  transfer such assets to THE REINSURER, provided that after such withdrawal and transfer, the market value of the trust account is no less than one hundred and three percent (103%) of the  Credit Amount most recently communicated by THE COMPANY to THE REINSURER. THE COMPANY should be the sole judge as to the applicability of the provision, but it shall not unreasonably or arbitrarily withhold its approval.

           h.   The Trust shall remain in effect until the later of the termination of this Reinsurance Agreement or the full satisfaction and discharge of any and all liabilities and obligations owed by THE REINSURER to THE COMPANY, unless THE
                REINSURER and THE COMPANY mutually agree in writing to terminate the Trust at an earlier date. Notwithstanding any provision contained in the Trust Agreement, THE REINSURER shall not seek to terminate the Trust unless it has written permission from THE COMPANY. THE COMPANY shall not arbitrarily or unreasonably withhold such permission if another form of collateral acceptable to THE COMPANY is provided by THE REINSURER for the Credit Amount. Upon termination of the Trust by mutual agreement or full satisfaction and discharge of any and all liabilities and obligations owed by
                THE REINSURER to THE COMPANY under this Agreement, any remaining assets shall be transferred to THE REINSURER.

           i.   Prior to THE REINSURER's establishing or funding the Trust, THE COMPANY shall submit the Trust Agreement to applicable state regulatory authorities for approval, if any such approvals are required by state insurance law or regulations.
                THE COMPANY shall promptly inform THE REINSURER of such approval or of any changes to such documents required by regulatory authorities.

14.      RISK RETENTION LIMITS:

         The total amount of insurance retained on an individual life for THE COMPANY and its affiliates will not exceed the risk retention limits in the following tables.

         Non-Smoker:

                -------------------- -------------------------- -------------------------- --------------------------
                Issue Age            No Substandard Rating      Class A-D                  Class E-H
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      0 - 65                $30,000,000                $25,000,000                $15,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      66 - 70               $25,000,000                $20,000,000                $13,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      71 - 75               $15,000,000                $12,000,000                $10,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      76 - 80               $13,000,000                $10,000,000                $7,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      81 - 85               $9,000,000                 $7,000,000                 $5,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      86 - 90               $4,000,000                 $3,000,000                 $2,000,000
                -------------------- -------------------------- -------------------------- --------------------------

          Smoker:

                -------------------- -------------------------- -------------------------- --------------------------
                Issue Age            No Substandard Rating      Class A-D                  Class E-H
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      15 - 65               $20,000,000                $20,000,000                $15,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      66 - 70               $15,000,000                $15,000,000                $12,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      71 - 75               $10,000,000                $10,000,000                $10,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      76 - 80               $10,000,000                $10,000,000                $6,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      81 - 85               $7,000,000                 $6,000,000                 $4,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      86 - 90               $3,000,000                 $2,000,000                 $2,000,000
                -------------------- -------------------------- -------------------------- --------------------------

                                                              SCHEDULE B

                                            AUTOMATIC AND FACULTATIVE REINSURANCE PREMIUMS
---------------------------------------------------------------------------------------------------------------------------------------

     1.  STANDARD ANNUAL REINSURANCE PREMIUMS

         The standard annual  reinsurance  premiums per $1,000 of net amount at risk will be the product of the reinsurance  factor,  a grading factor and the June 14, 2001 version of the sex and smoker  distinct,  age last birthday,  2001 Valuation  Basic Table attached to this Schedule B.

         The reinsurance factors vary by underwriting basis (Fully Underwritten,  Simplified Issue,  Guaranteed Issue) and underwriting class  (Select  Preferred,  Preferred  and  Standard).  The factors for the Select  Preferred  and  Preferred  Classes will be applied to the Non-Smoker  Valuation  Basic Table rates,  and the factors for the Standard Class will be applied to the Smoker rates.

         The  standard  annual  reinsurance  factors for (1) all  cessions of automatic  reinsurance  and (2)  cessions of  facultative reinsurance in the amount of $10 million or less, are shown in the following table:

           ----------------------- --------------------- ---------------------------- ----------------------
           Underwriting Basis        Select Preferred             Preferred                 Standard
                                       (non-smoker)      ---------------------------        (smoker)
                                                                (non-smoker)
           ----------------------- --------------------- ---------------------------- ----------------------
           ----------------------- --------------------- ---------------------------- ----------------------
           Fully Underwritten              .610                     .730                      .610
           ----------------------- --------------------- ---------------------------- ----------------------
           ----------------------- --------------------- ---------------------------- ----------------------
           Simplified Issue                .560                     .660                      .640
           ----------------------- --------------------- ---------------------------- ----------------------
           ----------------------- --------------------- ---------------------------- ----------------------
           Guaranteed Issue                .610                     .640                      .640
           ----------------------- --------------------- ---------------------------- ----------------------

         The grading factors vary by underwriting basis (Fully Underwritten,  Simplified Issue,  Guaranteed Issue) and duration and are shown in the following table:

           ---------- ---------------------------- --------------------------- -----------------------------
           Policy                Fully                     Simplified                   Guaranteed
             Year            Underwritten                    Issue                        Issue
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               1                100.00%                     150.00%                      175.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               2                100.00%                     147.50%                      171.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               3                100.00%                     145.00%                      167.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               4                100.00%                     142.50%                      163.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               5                100.00%                     140.00%                      160.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               6                100.00%                     137.50%                      156.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               7                100.00%                     135.00%                      152.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               8                100.00%                     132.50%                      148.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
               9                100.00%                     130.00%                      145.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              10                100.00%                     127.50%                      141.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              11                100.00%                     125.00%                      137.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              12                100.00%                     122.50%                      133.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              13                100.00%                     120.00%                      130.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              14                100.00%                     117.50%                      126.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              15                100.00%                     115.00%                      122.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              16                100.00%                     112.50%                      118.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              17                100.00%                     110.00%                      115.00%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              18                100.00%                     107.50%                      111.25%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              19                100.00%                     105.00%                      107.50%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              20                100.00%                     102.50%                      103.75%
           ---------- ---------------------------- --------------------------- -----------------------------
           ---------- ---------------------------- --------------------------- -----------------------------
              21+               100.00%                     100.00%                      100.00%
           ---------- ---------------------------- --------------------------- -----------------------------

     2.  SUBSTANDARD ANNUAL REINSURANCE PREMIUMS

         For fully underwritten and simplified issue business, the substandard rating classes A through H are available on all underwriting classes (Select Preferred, Preferred, Standard).  For substandard issues, the substandard extra reinsurance premium (plus any flat extra) is payable for 20 years.  After this period, the base reinsurance premium (plus any flat extra) is payable until the end of the premium paying period.

         The  substandard  extra  annual  reinsurance  premiums  per  $1,000 for  substandard  issues  will be the  product of the base reinsurance  premiums  per  $1,000  and the  factor  for the  appropriate  rating  class.  The  factor is a product of the 95%
         substandard  adjustment  percentage and the substandard  mortality  multiple for the rating class. Note that this is the total premium rate, including both the base and substandard extra premium rates.

         The factors (after the 95% adjustment mentioned above) applicable for the first 20 policy years are as follows:

                             ---------------------- ------------------------
                                 Special Class              Factor
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       A                     1.330
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       B                     1.568
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       C                     1.805
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       D                     2.138
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       E                     2.613
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       F                     3.088
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       G                     3.563
                             ---------------------- ------------------------
                             ---------------------- ------------------------
                                       H                     4.275
                             ---------------------- ------------------------

3.      FLAT EXTRA REINSURANCE PREMIUMS

        The flat extra reinsurance premium per $1,000 will be the product of flat extra premiums charged by THE COMPANY and the factors in the following table:

                 --------------------------------------------------------------
                        Permanent Flat Extra Premiums (i.e., for more than 5
                                           years duration)
                 --------------------------------------------------------------
                            First year                      .25
                 --------------------------- ----------------------------------
                 --------------------------- ----------------------------------
                           Renewal year                     .90
                 --------------------------- ----------------------------------

                 --------------------------------------------------------------
                          Temporary Flat Extra Premiums (i.e., for 5 years
                                          duration or less)
                 --------------------------------------------------------------
                            All years                       .90
                 --------------------------- ----------------------------------

4.      AGE BASIS

        Age Last Birthday

5.      PREMIUM TAXES

        Premium taxes are not reimbursed.

 6.    CURRENCY

        All amounts are in U.S. Dollars.